Exhibit 24.2

Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints Rajeev K. Aggarwal and William J. Newman, or any of them, severally, as her attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Position	Date

/s/ Julie Iskow	Director	June 23, 2022

Julie Iskow